EXCLUSIVE MARKETING AGREEMENT

         This EXCLUSIVE MARKETING AGREEMENT (the "Agreement") is made and entered into as of November 17, 2004, by and between POWER2SHIP, INC., a corporation organized under the laws of Nevada ("Power2Ship"), and INTERNATIONAL LOGISTICS SOLUTIONS, INC., a Florida corporation ("ILS").

                             Preliminary Statements

         WHEREAS, Power2Ship has developed software and services for the transportation industry, as more fully described on Exhibit "A" attached hereto (the "Applications"); and

         WHEREAS, ILS and its principals have significant experience in worldwide marketing; and

         WHEREAS, Power2Ship desires to engage ILS as Power2Ship's exclusive representative to market the Applications to prospective customers world-wide, except for the United States, its territories and possessions, Canada and Brazil (the "Territory") on the terms and conditions set forth in this Agreement and ILS agrees to accept such engagement on those terms and conditions.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained as well as for other good and valuable consideration, the parties do hereby agree to the following:

                              Terms and Conditions

1. Appointment as Exclusive Representative; Acceptance. Power2Ship hereby appoints ILS as its exclusive representative in the Territory to market the Applications to prospective customers in the Territory and ILS accepts such engagement on the terms and conditions of this Agreement.

2. Obligations of ILS. ILS shall:

(a) use commercially reasonable efforts to market the Applications to prospective customers in the Territory. ILS shall not have the authority to bind Power2Ship with respect to any agreement with a customer (a "Customer Agreement"). The terms of any Customer Agreement and whether or not to enter into an Customer Agreement will be in the sole and absolute discretion of Power2Ship;

(b) spend as much time as Power2Ship deems necessary to understand the functionality of the Applications, the market for the Applications and any subsequent improvements and enhancements to the Applications. ILS shall provide Power2Ship with a monthly written report listing all contacts made on behalf of Power2Ship pursuant to this Agreement; and

(c) comply with all domestic and foreign laws and regulations in performing its obligations hereunder.

3. Obligations of Power2Ship. Power2Ship shall:

(a) train ILS' personnel in the functionality of and market for the Applications and notify ILS and provide additional training if necessary with respect to any subsequent improvements and enhancements to the Applications;

(b) provide ILS with a commercially reasonable quantity of Power2Ship's then currently available brochures, CDs and marketing materials for the Applications. In addition, Power2Ship shall reimburse ILS for the cost of translating these materials into foreign languages, if necessary, subject to the pre-approval requirement set forth in subparagraph 4(d) below;

(c) prepare and/or participate in presentations and/or remote demonstrations of the Applications to prospective customers, upon reasonable advance notice; and

(d) attend meetings in the United States with prospective customers, upon reasonable advance notice.

4. Compensation of ILS. Power2Ship shall pay to ILS an amount equal to:

(a) fifteen (15%) percent of "net cash flow" generated during each calendar year during the Term of this Agreement and for twelve (12) months thereafter (the "Payment Period") from Customer Agreements resulting from direct introductions to Power2Ship by ILS under this Agreement ("Qualified Customers"); plus

(b) twenty (20%) percent of "net cash flow" in excess of $10,000,000 and up to $15,000,000 generated during each calendar year of the Payment Period from Qualified Customers; plus

(c) twenty-five (25%) percent of "net cash flow" in excess of $15,000,000 generated during each calendar year of the Payment Period from Qualified Customers; and

(d) reimbursement of all out-of-pocket expenses incurred by ILS in the performance of its duties hereunder, provided that such expenses shall be pre-approved by Power2Ship and reimbursement therefor shall be requested by ILS on the forms and with the supporting documentation required by Power2Ship for reimbursement of such expenses.

         As used herein, the term "net cash flow" shall mean gross revenues actually received by Power2Ship from Qualified Customers less all direct costs incurred by Power2Ship to provide the Applications to a Qualified Customers and all out-of-pocket expenses previously reimbursed to ILS. In the event net cash flow is negative during any calendar month (a "net cash flow deficit"), 100% of net cash flow generated during subsequent months shall be applied to such net cash flow deficit until it is erased, prior to net cash flow"\ being deemed to be available for purposes of determining compensation payable to ILS hereunder.

         Amounts earned by ILS pursuant to subparagraphs (a) through (c), together with the reimbursement of any expenses pursuant to subparagraph (d) shall be paid by Power2Ship on the 15th of each calendar month based on net cash flow in the preceding calendar month. Each payment hereunder shall be accompanied by a report showing the calculation of net cash flow and the payment to ILS. Any report and the information therein not contested by ILS within thirty (30) days of issuance shall be deemed accepted by ILS.

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

5. Term. This Agreement shall commence on the date hereof and continue until May 31, 2005 (the "Initial Term"). If during the Initial Term, ILS has generated at least one prospective customer that has entered into or is negotiating Customer Agreement with Power2Ship, the parties shall negotiate in good faith for a renewal term. As used herein, "Term" means the Initial Term and any renewal term.

6. Termination of Agreement. This Agreement may be terminated:

(i) by Power2Ship, upon a breach of any provision of this Agreement by ILS which is not cured within thirty (30) days after written notice of same;

(ii) by ILS, upon a breach of any provision of this Agreement by Power2Ship, which is not cured within thirty (30) days after written notice of same; or

(iii)by  either  party,  upon  the  bankruptcy,   insolvency,   receivership  or
     assignment for the benefit of creditors of all or part of the assets of the other party.

7. Rights Upon Termination. The obligations of Power2Ship under Paragraph 4 of this Agreement shall survive the termination or expiration of this Agreement.

8. Independent Contractor. The parties agree that ILS is an independent contractor and that nothing herein shall constitute a partnership or joint venture between Power2Ship and ILS.

9. Waiver; Severability. Any failure on the part of a party to insist upon the performance of this Agreement or any part hereof shall not constitute a waiver of any right under this Agreement. No waiver of any provision of this Agreement shall be effective unless in writing and executed by the party waiving the right.

10. Further Assurances. Each party shall perform all acts, do all things, execute and deliver all papers, certificates and instruments, to effectuate the intent of this Agreement.

11. Indemnification. ILS agrees to indemnify Power2Ship, its officers, directors, shareholders, agents, and employees, against all claims, damages, losses and expenses, including reasonable attorneys' fees and costs, arising out of the performance of ILS' obligations hereunder that have been caused, in whole or in part, by ILS' negligent acts or omissions, or that of anyone employed by ILS for whose acts it may be liable.

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

12. Miscellaneous.

(a) Notice. Any notice required or permitted hereunder shall be sufficiently given if personally delivered, if sent by registered or certified mail, postage prepaid, return receipt requested, or by commercial overnight courier (e.g., Federal Express, DHL, Sonic, etc.), confirmation of delivery requested, or by facsimile transmission with electronic confirmation of receipt, to the addresses listed below:

                  If to Power2Ship:         903 Clint Moore Road
                                            Boca Raton, FL 33487
                                            Attn:  Richard Hersh
                                            Tel: (561) 998-7557
                                            Fax: (561) 998-7821


                  If to ILS:                1415 Sunset Harbour Drive
                                            Miami Beach, Fl 33139
                                            Attn: Frank Reilly
                                            Tel: (305) 535-9686
                                            Fax: (305) 534-1951

(b) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. The parties agree that any dispute or proceeding arising out of or relative to this Agreement or their relationship shall be settled by binding arbitration in Boca Raton, Florida under the rules of the American Arbitration Association then in effect.

(c) Amendment. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, pursuant only to a writing signed by all of the parties hereto.

(d) Assignment. This Agreement shall not be assigned or transferred by either party without the express written consent of the other party to such an assignment or transfer. For purposes of this Agreement, a change in majority ownership of a party, the sale of substantially all of a party's assets or the merger of a party with a third party shall be deemed to constitute an assignment. This Agreement shall innure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

(e) Entire Agreement. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all previous, verbal or written, agreements and understandings between the parties regarding the subject matter of this Agreement.

(f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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

(g) Attorneys' Fees. If any arbitration is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be or in enforcing arbitration award entitled to recover reasonable attorneys' fees and other costs incurred in that arbitration, in addition to any other relief available at law or in equity.

         IN WITNESS WHEREOF, Power2Ship and ILS have executed this Agreement as of the date set forth below.


                                                     POWER2SHIP, INC.


                                                    By: /s/Richard Hersh
                                                        ------------------------
                                                  Name:    Richard Hersh
                                                 Title: Chief Executive Officer

                                         INTERNATIONAL LOGISTICS SOLUTIONS, INC.


                                                    By: /s/ Frank P. Reilly
                                                        ------------------------
                                                  Name:     Frank P. Reilly
                                                 Title: President